UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2005

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On March 9, 2005, MicroStrategy Incorporated (the “Company”) was notified by PricewaterhouseCoopers LLP (“PwC”) that PwC declined to stand for reelection as the Company’s independent registered public accounting firm for the year ending December 31, 2005, subject to completion of its procedures on the Company’s financial statements as of and for the year ended December 31, 2004 and as of and for the quarter ending March 31, 2005.

The reports of PwC on the Company’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2003 and 2002 and through March 9, 2005, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years.

During the years ended December 31, 2003 and 2002 and through March 9, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested PwC to furnish it a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated March 15, 2005 is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Document
16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated March 15, 2005, regarding its agreement with the statements made in this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2005	MicroStrategy Incorporated (Registrant)

	By:	/s/ MICHAEL J. SAYLOR
	Name: Title:	Michael J. Saylor Chairman of the Board, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated March 15, 2005, regarding its agreement with the statements made in this Current Report on Form 8-K.

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